Ex. 99.2

AIDA PHARMACEUTICALS INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED

FINANCIAL STATEMENTS

CONTENTS

PAGE 1	Unaudited Pro Forma Combined Balance Sheet at March 31, 2008

PAGE 3	Unaudited Pro Forma Combined Statements of Operations for the Three Months Ended March 31, 2008

PAGE 4	Unaudited Pro Forma Combined Statement of Operations for the Year Ended December 31, 2007

PAGE 5	Notes to Unaudited Pro Forma Combined Balance Sheet at March 31, 2008

PRO FORMA COMBINED FINANCIAL STATEMENTS

         The accompanying unaudited pro forma combined financial statements are based upon the historical condensed balance sheets and condensed statements of operations of Aida Pharmaceuticals Inc. and subsidiaries ("AIDA" or the "Company") and Jiangsu Institute of Microbiology Co., Ltd. and subsidiaries ("JSIM"). The unaudited pro forma combined balance sheet has been prepared as if the acquisition occurred on March 31, 2008.  The unaudited pro forma combined statements of operations for the year ended December 31, 2007 and for the three months ended March 31, 2008 have been prepared as if the acquisition had occurred on January 1, 2008 and 2007. The purchase price has been allocated to the Company's assets and liabilities based upon preliminary estimates of their respective fair values. The pro forma information may not be indicative of the results that actually would have occurred if the merger had been in effect from and on the dates indicated or which may be obtained in the future.

AIDA PHARMACEUTICAL, INC.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

AS OF MARCH 31, 2008

	AIDA HISTORICAL	JSIM HISTORICAL	PRO FORMA ADJUSTMENTS		PRO FORMA COMBINED
CURRENT ASSETS
Cash and cash equivalents	$4,596,942	$381,226	$-		$4,978,168
Restricted cash	102,532	-	-		102,532
Accounts receivable, net	9,992,647	161,229	-		10,153,876
Notes receivable	1,283,415	-	-		1,283,415
Inventories	4,413,831	4,432	-		4,418,263
Due from related parties	27,809	-	-		27,809
Receivable for secured guarantee	6,995,516	-	-		6,995,516
Other receivables and prepaid expenses	388,025	25,508	-		413,533
Deposits	11,291,973	-	(9,744,545)	(2)	1,547,428
Due from employees	1,342,927	24,843	-		1,367,770
Prepayments for goods	181,527	-	-		181,527
Deferred taxes	411,713	-	-		411,713
Total current assets	41,028,857	597,238	(9,744,545)		31,881,550

Plant and equipment, net	17,401,420	595,772	-		17,997,192
Land use right, net	3,642,955	55,048	542,803	(1)	4,240,806
Construction in progress	466,100	-	-		466,100
Patents, net	5,200,774	417,767	9,785,694	(1)	15,404,235
Long term investments	205,350	219,684	522,307	(1)	947,341
Deferred assets	81,299	-	-		81,299
Deferred taxes	234,241	-	-		234,241

TOTAL ASSETS	$68,260,996	$1,885,509	$1,106,259		$71,252,764

AIDA PHARMACEUTICAL, INC.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

AS OF MARCH 31, 2008

	AIDA HISTORICAL	JSIM HISTORICAL	PRO FORMA ADJUSTMENTS		PRO FORMA COMBINED
CURRENT LIABILITIES
Accounts payable	$2,507,271	$-	$-		$2,507,271
Other payables and accrued liabilities	2,866,252	1,264,487	-		4,130,739
Advances for research and development	1,399,387	5,065	-		1,399,387
Short-term debt	28,812,717	-	-		28,817,718
Current portion of long-term debt	1,369,000	-	-		1,369,000
Due to related parties	97,237	17,089	-		114,326
Taxes payable	173,093	-	-		173,093
Customer deposits	1,043,158	-	-		1,043,158
Due to employees	66,740	-	-		66,804
Deferred taxes	92,654	-	-		92,654
Total current liabilities	38,427,509	1,286,641	-		39,714,150

LONG-TERM LIABILITIES
Notes payable	384,187	-	-		384,187
Deferred taxes	983,492	72,730	2,430,461		3,486,683
Long term debt	6,835,465	-	-		6,835,465
Total long-term liabilities	8,203,144	72,730	2,430,461		10,706,335

TOTAL LIABILITIES	46,630,653	1,359,371	2,430,461		50,420,485

MINORITY INTERESTS	8,407,675	-	198,868		8,606,543

SHAREHOLDERS’ EQUITY
Common stock	27,000	548,834	(548,834)	(2)	27,000
Additional paid-in capital	5,204,352	-	257,918	(1)/(2)	5,462,270
Retained earnings	7,310,924	(69,346)	(1,232,154)	(1)/(3)	6,009,424
Accumulated other comprehensive income	680,392	46,650	-		727,042

Total Shareholders’ Equity	13,222,668	526,138	(1,523,070)		12,225,736

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$68,260,996	$1,885,509	$-		$70,146,505

AIDA PHARMACEUTICAL, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT

OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2008

	AIDA HISTORICAL	JSIM HISTORICAL	PRO FORMA ADJUSTMENTS		PRO FORMA COMBINED

REVENUES, NET	$7,652,017	$51	$-		$7,652,068

COST OF GOODS SOLD	(3,700,057)	(63)	-		(3,700,120)

GROSS PROFIT (LOSS)	3,951,960	(12)			3,951,948

Research and development	283,116	46,312	-		329,428

Selling and distribution	1,878,847	708	-		1,879,555

General and administrative	1,105,795	92,671	254,988	(3)	1,453,454

INCOME (LOSS) FROM OPERATIONS	684,202	(139,703)	(254,988)		289,511

OTHER INCOME (EXPENSES)

Interest expense, net	(545,563)	848	-		(544,715)

Government grants	2,792	-	-		2,792

Other, net	171,509	202	-		171,711

INCOME (LOSS) FROM OPERATIONS BEFORE INCOME TAXES	312,940	(138,653)	(254,988)		(80,701)

INCOME TAXES	(116,149)	(1,020)	-		(117,169)

INCOME (LOSS) FROM OPERATIONS BEFORE MINORITY INTERESTS	196,791	(139,673)	(254,988)		(197,870)

MINORITY INTERESTS	(215,771)	-	(5,312)	(3)	(221,083)

NET LOSS	$(18,980)	$(139,673)	$(260,300)		$(418,953)

AIDA PHARMACEUTICAL, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2007

	AIDA HISTORICAL	JSIM HISTORICAL	PRO FORMA ADJUSTMENTS		PRO FORMA COMBINED

REVENUES, NET	$29,203,786	$466,013	$-		$29,669,799

COST OF GOODS SOLD	(14,510,682)	(301,651)	-		(14,812,333)

GROSS PROFIT	14,693,104	164,362	-		14,857,466

Research and development	284,230	15,104	-		299,334
Selling and distribution	4,731,711	141,916	-		4,873,267
General and administrative	4,231,917	421,903	1,019,951	(3)	5,673,771

INCOME (LOSS) FROM CONTINUING OPERATIONS	5,445,246	(414,561)	(1,019,951)		4,010,734

OTHER INCOME (EXPENSES)

Interest expense, net	(2,022,093)	12,823	-		(2,009,270)
Government grants	113,189	-	-		113,189
Forgiveness of debt	114,173	-	-		114,173
Return of sales commission	995,603	-	-		995,603
Gain on sale of marketable securities	121,998	-			121,998
Loss on disposal of fixed assets	-	(42,172)	-		(42,172)
Other, net	(84,763)	(21,047)	-		(105,810)

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	4,683,353	(464,957)	(1,019,951)		3,198,445

INCOME TAXES	(360,041)	(1,783)	-		(361,824)

INCOME (LOSS) BEFORE MINORITY INTERESTS	4,323,312	(466,740)	(1,019,951)		2,836,621

DISCONTINUED OPERATIONS
Loss on disposition of discontinued operations	-	(203,918)	-		(203,918)
Income from discontinued operations	-	156,121			156,121
LOSS FROM DISCONTINUED OPERATIONS	-	(47,797)	-		(47,797)
			-
MINORITY INTERESTS	(1,583,487)	(7,806)	(21,249)	(3)	(1,612,542)

NET INCOME (LOSS)	$2,739,825	$(522,343)	$(1,041,200)		$1,176,282

BAS CONSULTING INC.

NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET

FOR THE PERIOD ENDED MARCH 31, 2008

(1)

The pro forma adjustment is to record patent, land use right and long-term investments to fair value from the allocation of purchase price. The revalued patent and land use right will result in a higher amortization expense of approximately $86,767 per annum calculated on a straight line basis with estimated useful lives of three to forty years. The net increase in depreciation is reflected in the accompanying unaudited pro forma condensed consolidated statements of income.

(2)

The pro forma adjustment is to eliminate the equity of the acquiree and goodwill is calculated based on the acquisition consideration less the net asset value of the acquiree.

(3)

The pro forma adjustment is to record the higher amortization expense resulted from the revalued patent and land use right.